EX-10.5
                                 AGREEMENT

This agreement dated November 20, 2000 between Ness Energy
International, Inc. ("Ness") and Hayseed Stephens Oil, Inc.
("HSOI") is effective for the period January 1, 2000 through December 31, 2002.

Ness agrees to provide HSOI with the following:

Management and accounting for a monthly fee of $2500.00.

Telephone, fax and cellular phone for a monthly fee of $150.00.

Copier use fee, paper, toner and maintenance for a monthly fee of $100.00.


/s/  Hayseed Stephens                         /s/  Bob Lee
Hayseed Stephens Oil Inc.                     CFO
President & CEO                               Ness Energy
International, Inc.